THIRD AMENDMENT AND MODIFICATION TO AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT


                                 by and between

               RCM Technologies, Inc. and All of Its Subsidiaries

                                      with

       Citizens Bank of Pennsylvania, as Administrative Agent and Arranger

                                       And

              Each of the Financial Institutions Now and Hereafter
                 Shown on the Signature Pages Hereof as Lenders

                        Dated: As of September ___, 2003

            THIRD AMENDMENT AND MODIFICATION TO AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT


         This THIRD AMENDMENT AND MODIFICATION TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT ("Amendment") is dated as of September ____, 2003, by RCM TECHNOLOGIES, INC. ("RCM"), and ALL OF ITS SUBSIDIARIES (collectively referred to as "Borrower"), CITIZENS BANK OF PENNSYLVANIA (formerly known as Mellon Bank, N.A.), a Pennsylvania state chartered bank, in its capacity as administrative agent and arranger (the "Agent"), and CITIZENS BANK OF PENNSYLVANIA (formerly known as Mellon Bank, N.A.) ("Citizens"), and SUNTRUST BANK (formerly known as SUNTRUST BANK ATLANTA), in its capacity as documentation agent and lender ("Suntrust"), and FLEET NATIONAL BANK, in its capacity as syndication agent and lender ("Fleet") (Citizens, Suntrust and Fleet individually each being a "Lender" and collectively referred to as "Lenders").

                                   BACKGROUND

A. Pursuant to the terms of a certain Amended and Restated Loan and Security Agreement dated as of May 31, 2002, between Borrower and Lenders, as amended by a certain Amendment and Modification to Amended and Restated Loan and Security Agreement dated as of December 30, 2002, and as further amended by a certain Second Amendment and Modification to Amended and Restated Loan and Security Agreement dated as of February 26, 2003 (collectively, the " Loan Agreement"), Lender has made available to Borrower a revolving line of credit in the aggregate amount of $25,000,000.00 (the "Revolving Credit"), and a term loan in the amount of $7,500,000.00 ("Term Loan").

B. The Revolving Credit is evidenced by certain Second Amended and Restated Revolving Credit Notes dated February 26, 2003, from Borrower to Lenders in the aggregate amount of $25,000,000.00 ("Revolving Credit Notes").

C. The Term Loan was evidenced by certain Term Notes dated May 31, 2002 from the Borrower to the Lenders in the aggregate amount of $7,500,000.00 ("Term Notes") and all amounts outstanding under the Term Loan have been repaid in full by Borrower to Lenders prior to the date hereof.

D. Pursuant to the terms and provisions of a certain Assignment and Assumption dated as of the date hereof between Lenders (the "Assignment and Assumption"), Fleet has agreed to sell and assign all of its Revolving Credit Facility Pro Rata Share to SunTrust and Citizens and the parties are entering into this Amendment to modify certain of the terms and provisions of the Loan Agreement to reflect such sale and assignment.

         E. All capitalized terms used herein without further definition shall have the respective meaning set forth in the Loan Agreement and all other Loan Documents.

         NOW, THEREFORE, with the foregoing Background incorporated by reference and intending to be legally bound hereby, the parties agree as follows:

1. Loan Agreement. The following amendments and modifications shall be made to the Loan Agreement and shall be effective upon execution hereof:

                  a. The definition of "Lenders" set forth in the Loan Agreement is hereby amended to delete all references to Fleet.

                  b. Schedule A currently attached to the Loan Agreement shall be deleted in its entirety and replaced with the form of Schedule A attached to this Amendment.

2. Representations and Warranties. Borrower warrants and represents to Lenders that:

a. Prior Representations. By execution of this Amendment, Borrower reconfirms that all warranties and representations made to Lenders under the Loan Agreement and the other Loan Documents are true and correct in all material respects as of the date hereof, all of which shall be deemed continuing until all of the Obligations to Lenders are paid and satisfied in full. Lenders acknowledge that Borrower has notified Lenders of various lawsuits and claims referred in Note 11 to Borrower's financial statements included in Borrower's Form 10-Q for the period ending June 30, 2003. In the opinion of management and based upon the advice of counsel, the Borrower has meritorious defenses to the lawsuits and claims; however the Borrower expresses no opinion herein with respect to the Meyers Suit. However, if material adverse determinations on either the lawsuits or claims were to be rendered, such determinations will have a material adverse impact on the results of operations in the period of the respective charges as well as a material adverse impact on the financial position and liquidity of the Borrower.

b. Authorization. The execution and delivery by Borrower of this Amendment and the performance by Borrower of the transactions herein contemplated (i) are and will be within its powers and (ii) are not and will not be in contravention of any order of court or other agency of government, of law or of any indenture, agreement or undertaking to which Borrower is a party or by which the property of Borrower is bound, or be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or undertaking, or result in the imposition of any lien, charge or encumbrance of any nature on any of the properties of Borrower.

c. Valid, Binding and Enforceable. This Amendment and any other instrument, document or agreement executed and delivered in connection herewith, will be valid, binding and enforceable in accordance with their respective terms subject to bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and general equitable principles.

d. Costs. Upon execution hereof, Borrower shall pay all costs (including attorneys' fees of Lenders) attendant to this Amendment.

3. Ratification of Loan Documents. This Amendment is hereby incorporated into and made a part of the Loan Agreement and all other Loan Documents respectively, the terms and provisions of which, except to the extent modified by this Amendment are each ratified and confirmed and continue unchanged in full force and effect. Borrower acknowledges and agrees that, to its knowledge, it has no defenses, set-offs, counterclaims or deductions of any nature with respect to its obligations to Lender. Any reference to the Loan Agreement and all other Loan Documents respectively in this or any other instrument, document or agreement related thereto or executed in connection therewith shall mean the Loan Agreement and all other Loan Documents respectively as amended by this Amendment. The Loan Agreement and this Amendment shall be construed as integrated and complementary of each other, and augmenting and not restricting Lender's powers, rights, remedies and security. If, after applying the foregoing, an inconsistency still exists, the provisions of this Amendment shall control.

4. Effectiveness Conditions. This Amendment shall become effective upon the full execution of this Amendment and the following:

a. The execution and delivery by the Borrower of a Third Amended and Restated Revolving Credit Note for each of the Lenders for the total principal amount of such Lender's Revolving Credit Facility Pro Rata Share, in the form set forth on
Exhibit 2.1 of the Loan Agreement;

b. Payment by Borrower of the Lender's legal fees attendant to this Amendment;

c. Payment by Fleet to Agent of the assignment fees required under the Loan Agreement, in the aggregate amount of $7,000.00, for the assignment of interests contemplated hereunder;

d. A Certificate of the Secretary or Assistant Secretary of the Borrower, dated the date hereof, including (i) resolutions duly adopted by the Borrower authorizing this Amendment, and (ii) evidence of the incumbency and signature of the officers executing the Amendment on the Borrower's behalf;

e. The execution and delivery of the Assignment and Assumption by the Borrower and each Lender; and

f. Any other documents reasonably required by Agent or Lenders.

5. Dissolution of Pinnacle Consulting, Inc. and Software Analysis & Management, Inc. Provided the conditions precedent set forth in Paragraph 4 above are satisfied and this Agreement becomes effective, Lenders consent to (i) the prior dissolution of Pinnacle Consulting, Inc., and (ii) the dissolution of Software Analysis & Management, Inc. promptly following the execution of this Agreement.

6. Governing Law. This Amendment and all instruments, documents and agreements and the rights and obligations of the parties hereto and thereto shall be governed by and interpreted in accordance with the substantive laws of the Commonwealth of Pennsylvania.

7. Severability. The invalidity or unenforceability of any provision of this Amendment shall not affect the validity or enforceability of the remaining provisions.

8. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

9. Modification. This Amendment may not be modified, amended or terminated except by an agreement in writing executed by the parties hereto.

         IN WITNESS WHEREOF, the undersigned parties have executed this Agreement the day and year first above written.

BORROWER:                 RCM TECHNOLOGIES, INC.

                          By:_____________________________________

                          Name:___________________________________

                          Title:____________________________________


                          CATARACT, INC.

                          By:_____________________________________

                          Name:___________________________________

                          Title:____________________________________


                          RCM TECHNOLOGIES (USA), INC.

                          By:_____________________________________

                          Name:___________________________________

                          Title:____________________________________


                          PROGRAMMING ALTERNATIVES
                          OF MINNESOTA, INC.

                          By:_____________________________________

                          Name:___________________________________

                          Title:____________________________________


                          SOFTWARE ANALYSIS & MANAGEMENT, INC.

                          By:_____________________________________

                          Name:___________________________________

                          Title:____________________________________


                          RCMT DELAWARE, INC.

                          By:_____________________________________

                          Name:___________________________________

                          Title:____________________________________


                          RCM TECHNOLOGIES CANADA CORP.

                          By:_____________________________________

                          Name:___________________________________

                          Title:____________________________________


                          BUSINESS SUPPORT GROUP OF MICHIGAN, INC.

                          By:_____________________________________

                          Name:___________________________________

                          Title:____________________________________

AGENT:      CITIZENS BANK OF PENNSYLVANIA, as Administrative Agent and Arranger

            By:_____________________________________

            Name:___________________________________

            Title:____________________________________



 LENDERS:   CITIZENS BANK OF PENNSYLVANIA, as Lender

            By:_____________________________________

            Name:___________________________________

            Title:____________________________________


            SUNTRUST BANK, ATLANTA, as Documentation Agent and Lender

            By:_____________________________________

            Name:___________________________________

            Title:____________________________________


            FLEET NATIONAL BANK, as Syndication Agent and Lender

            By:_____________________________________

            Name:___________________________________

            Title:____________________________________



                                   SCHEDULE A

                    REVOLVING CREDIT FACILITY PRO RATA SHARES

                                                   Revolving Credit                   Revolving Credit Facility
                Lender                          Facility Pro Rata Share                  Pro Rata Percentage
                ------                          -----------------------                  -------------------
     Citizens Bank of Pennsylvania                  $15,000,000.00                               60%
            Sun Trust Bank                          $10,000,000.00                               40%
           TOTAL COMMITMENT                         $25,000,000.00                              100%
                                                    ==============                              ====
